                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_] Preliminary Proxy Statement

  [X] Definitive Proxy Statement

  [_] Definitive Additional Materials

  [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ATLANTIC RICHFIELD COMPANY
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          ATLANTIC RICHFIELD COMPANY
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

  [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

  [_] $500 per each party to the contrary pursuant to Exchange Act Rule
      14a-6(i)(3).

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    (1) Amount Previously Paid:

- --------------------------------------------------------------------------------

    (2) Form, Schedule or Registration No.:

- --------------------------------------------------------------------------------

    (3) Filing Party:

- --------------------------------------------------------------------------------

    (4) Date Filed:

- --------------------------------------------------------------------------------

[ARCO LOGO]

ATLANTIC RICHFIELD COMPANY



NOTICE OF 1995
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

                    PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY

                                                 MONDAY, MAY 1, 1995
                                                 AT 10:00 A.M.
                                                 SHERATON GRANDE HOTEL
                                                 333 SOUTH FIGUEROA STREET
                                                 LOS ANGELES, CALIFORNIA

[ARCO LOGO]

                            ATLANTIC RICHFIELD COMPANY
                            515 South Flower Street
                            Los Angeles, California 90071

March 13, 1995

Dear Stockholder:

It is a pleasure to invite you to join us at the 1994 Annual Meeting of Stockholders in Los Angeles on May 1.

It is important that your shares be voted whether or not you plan to be present at the meeting. Please complete, sign, date and return the enclosed form of proxy promptly. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

This booklet includes the notice of the meeting and the Proxy Statement, which contains information about the formal business to be acted upon by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period. A post-meeting report will be made available to stockholders.

Sincerely,

/s/ LODWRICK M. COOK

Chairman of the Board

/s/ MIKE R. BOWLIN

President, Chief Executive Officer and
Chief Operating Officer

[ARCO LOGO]
                           ATLANTIC RICHFIELD COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 1, 1995

The Annual Meeting of Stockholders of Atlantic Richfield Company will be held in the Grande Ballroom of the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California, on Monday, May 1, 1995, at 10:00 a.m., local time, for the following purposes:

(1) To elect five directors to hold office for a one-year term;

(2) To approve the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1995;

(3) If properly presented, to consider and act upon the stockholders' proposal set forth on pages 19 and 20, which is opposed by the Board of Directors; and

(4) To transact such other business as may properly come before the meeting.

Stockholders entitled to vote at the meeting are holders of record of the Preference Stocks and of the Common Stock at the close of business on March 6, 1995.

IT WILL BE HELPFUL TO US IF YOU WILL READ THE PROXY STATEMENT, THEN COMPLETE, SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED POSTPAID ENVELOPE.

Each stockholder of record will receive a single form of proxy pertaining to all classes of voting stock registered in his or her name. Each participant in any of the various employee benefit plans will also receive a form of proxy pertaining to shares credited to his or her accounts in all plans.

/s/ Bruce G. Whitmore

BRUCE G. WHITMORE                                     Los Angeles, California
Senior Vice President,                                March 13, 1995
General Counsel and
Corporate Secretary

                           ATLANTIC RICHFIELD COMPANY
                            515 SOUTH FLOWER STREET
                         LOS ANGELES, CALIFORNIA 90071

                               ----------------

                                PROXY STATEMENT
                                 MARCH 13, 1995

                               ----------------

                                  INTRODUCTION

The accompanying proxy is solicited by the Board of Directors of Atlantic Richfield Company ("ARCO" or the "Company") for the Annual Meeting of Stockholders. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the General Counsel and Corporate Secretary of ARCO. When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the directors of the Company. As to other items of business which may come before the meeting, the directors will vote in accordance with their best judgment. ARCO has adopted a policy of confidential voting. All proxies, ballots and voting tabulations that identify stockholders shall be kept secret by the independent third party tabulator except in very limited specified circumstances where it is important to protect the interests of the Company and its stockholders.

                               VOTING SECURITIES

All stockholders of record at the close of business on March 6, 1995 are entitled to vote on all business of the meeting. The Company's $3.00 Preference Stock ("$3.00 Preference Stock") is entitled to eight votes per share; the Company's $2.80 Preference Stock ("$2.80 Preference Stock") is entitled to two votes per share; and the Company's Common Stock ("Common Stock") is entitled to one vote per share, all shares voting together as one class. The Company had 72,491 shares of $3.00 Preference Stock, 780,208 shares of $2.80 Preference Stock and 160,814,090 shares of Common Stock outstanding on such record date. Fractional shares will not be voted. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table and the footnotes thereto set forth the number of shares of Common Stock, the number of shares of common stock ("ARCO Chemical Stock") of ARCO Chemical Company ("ARCO Chemical"), the number of shares of common stock ("Vastar Stock") of Vastar Resources, Inc. ("Vastar") and the number of shares of common stock ("Lyondell Stock") of Lyondell Petrochemical Company ("Lyondell") owned beneficially as of February 1, 1995 by each director or nominee and by all directors and executive officers as a group. ARCO Chemical was a wholly-owned subsidiary of ARCO prior to the initial public offering by ARCO Chemical of its common stock in October 1987. At February 1, 1995, ARCO owned 80,000,001 shares of ARCO Chemical Stock, which represented 83.3% of the outstanding ARCO Chemical Stock. Vastar was a wholly-owned subsidiary of ARCO prior to the initial public offering by Vastar in July 1994. At February 1, 1995, ARCO owned 80,000,001 shares of Vastar Stock, which represented 82.3% of the outstanding Vastar Stock. Prior to ARCO's sale of a majority interest in Lyondell in January 1989, Lyondell was a wholly-owned subsidiary of ARCO; at February 1, 1995, ARCO owned 39,921,400 shares of Lyondell Stock, which represented 49.9% of the outstanding Lyondell Stock. In August 1994, ARCO completed an offering of Exchangeable Notes which, upon their September 1997 maturity date, at ARCO's option, can be exchanged into Lyondell Stock or cash of an equal value. If ARCO elects to deliver its shares of Lyondell Stock at maturity, ARCO's equity interest in Lyondell will be substantially reduced or eliminated. None of the directors or nominees, or directors and executive officers as a group, owned any other equity securities of the Company, ARCO Chemical, Vastar or Lyondell, except as disclosed herein. As of February 1, 1995, the percentage of shares of any class of equity securities of the Company, ARCO Chemical, Vastar or Lyondell, beneficially owned by any director or nominee, or by all directors and executive officers as a group, did not exceed 1% of the class so owned. Unless otherwise noted, each individual has sole voting and investment power for the shares indicated below.

                                    SHARES OF COMMON STOCK    SHARES OF ARCO
                                    OWNED BENEFICIALLY AS  CHEMICAL STOCK OWNED
                                        OF FEBRUARY 1,      BENEFICIALLY AS OF
NAME                                      1995(a)(b)         FEBRUARY 1, 1995
- -------------------------------------------------------------------------------
Ronald J. Arnault..................         92,067                   500
Frank D. Boren.....................          3,000                   --
Mike R. Bowlin.....................        104,192(c)                --
Lodwrick M. Cook...................        176,695                 1,000
Richard H. Deihl...................          3,000                 2,500
Anthony G. Fernandes...............         43,789                   --
John Gavin.........................          2,000                   --
Hanna H. Gray......................          1,100                   --
Philip M. Hawley...................          1,400                   --
Kent Kresa.........................          2,000                   --
David T. McLaughlin................          1,100                    61
John B. Slaughter..................          1,000                   --
William E. Wade, Jr. ..............         77,280                   --
Hicks B. Waldron...................          3,070                   --
Henry Wendt........................          2,760                 2,500
All directors and executive offi-
 cers as a group(d)(e).............        818,474(f)             34,791

- --------------------------------------------------------------------------------
(a) Includes shares held by the trustees under the Atlantic Richfield Capital Accumulation Plan II and the Atlantic Richfield Savings Plan II for the accounts of participants.

(b) The amounts shown include shares that may be acquired within 60 days following February 1, 1995 through the exercise of stock options, as follows: Mr. Arnault, 86,925; Mr. Bowlin, 92,272; Mr. Cook, 168,300; Mr. Fernandes, 41,876; Mr. Wade, 74,740; and all directors and executive officers as a group, including those just named, 753,766. These amounts include shares subject
                                         (Footnotes continued on following page)
    to options granted pursuant to the 1985 Executive Long-Term Incentive Plan (the "1985 Plan") and pursuant to the Stock Option Plan for Outside Directors. See "Compensation--Compensation of Executive Officers" and "Compensation--Compensation of Directors."

(c) Includes 10,000 shares of restricted Common Stock granted in June 1992 pursuant to the 1985 Plan. Restricted stock includes voting rights and the rights to receive dividends.

(d) As of February 1, 1995, one executive officer owned 300 shares of Vastar Stock, and all directors and executive officers as a group owned a total of 300 shares.

(e) As of February 1, 1995, Mr. Wade owned 1,000 shares of Lyondell Stock, and all directors and executive officers as a group owned a total of 1,801 shares.

(f) Includes 11,014 shares owned jointly by spouses which are subject to shared voting and investment power and 2,418 shares owned beneficially by a spouse or family members. Does not include 350 shares owned by relatives, as to which shares beneficial ownership is disclaimed.

                             ELECTION OF DIRECTORS

                              Item 1 on Proxy Card

In 1994, stockholders approved an amendment to the Certificate of Incorporation of the Company that authorized the annual election of the Board of Directors. The Certificate previously divided the Board into three classes of directors. Through 1994, Directors were elected for three-year terms with one class elected each year. Pursuant to the amended Certificate, beginning in 1995, as directors' terms expire, all directors will be elected each year at the Annual Meeting of Stockholders.

At the request of the Board of Directors, Mr. Cook agreed to serve as Chairman of the Board until June 1995, two years past the date on which he would normally retire. Mr. James A. Middleton served as Executive Vice President and Director through September 26, 1994; Mr. Anthony G. Fernandes was elected a Director by the Board of Directors effective on that date, for the remainder of Mr. Middleton's term expiring in 1997.

Effective at the date hereof, the number of directors constituting the whole Board is fixed at fifteen. The Board of Directors has selected the following nominees recommended by the Nominating Committee for election to a term of one year.

                            Ronald J. Arnault
                            Mike R. Bowlin
                            Richard H. Deihl
                            David T. McLaughlin
                            Hicks B. Waldron

Directors are to be elected at the annual meeting to hold office for the term specified and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy, the persons named in the accompanying proxy intend to vote for the election of the five nominees listed above.

All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends. Messrs. Arnault, Deihl and Waldron were most recently elected as directors at the annual meeting of stockholders of ARCO in 1992, and Messrs. Bowlin and McLaughlin were elected as directors on June 22, 1992 and February 22, 1993, respectively.

- --------------------------------------------------------------------------------

The following biographical information is furnished with respect to each of the five nominees for election at the annual meeting and for each of the other 10 directors whose terms will continue after the meeting. The information includes age as of the date of the meeting, present position, if any, with ARCO, period served as director, expiration of term as director, and other business experience during the past five years. Unless otherwise indicated, the description of offices held by the persons below refer to offices with ARCO.

              LODWRICK M. COOK, 66
              Chairman of the Board
              Director's term expires 1996

              Director since 1980. Chairman of the Board since January 1986. Chief Executive Officer (October 1985-June 1994), President (October 1985-December 1985), Chief Operating Officer--Products (May 1984-October 1985) and Executive Vice President (June 1980-May 1984). Officer of ARCO since 1970. Director of H. F. Ahmanson & Company and its subsidiary, Home Savings of America, Lockheed Corporation and Chairman of the Board of ARCO Chemical Company.


              RONALD J. ARNAULT, 51
              Executive Vice President and Chief Financial Officer Nominee for Director

              Director since 1987. Executive Vice President since October 1987, Chief Financial Officer (June 1984-July 1990 and July 1992-Present) and Senior Vice President (June 1980-October
              1987). Officer of ARCO since 1977. Director of ARCO Chemical Company and SunAmerica, Inc. and Chairman of the Board of Vastar Resources, Inc.


              FRANK D. BOREN, 60
              Director's term expires 1997

              Director since 1990. President of Sustainable Conservation since June 1992. President, The Nature Conservancy (January 1987-January 1990), Partner, McNeill Enterprises (real estate) (1980-1986 and January 1990-Present) and Partner in the law firm of Paul, Hastings, Janofsky & Walker (1968-1980).


              MIKE R. BOWLIN, 52
              President, Chief Executive Officer and
              Chief Operating Officer
              Nominee for Director

              Director since 1992. Chief Executive Officer since July 1994, President and Chief Operating Officer since June 1993, Executive Vice President (June 1992-May 1993) and Senior Vice President (July 1985-June 1992). Officer of ARCO since 1984.


              RICHARD H. DEIHL, 66
              Nominee for Director

              Director since 1987. Former Chairman of the Board (1986-1995), Chief Executive Officer (1983-1993) and President (1983-1986) of
              H. F. Ahmanson & Company (bank holding company). Chairman of the Board (1983-1993), Chief Executive Officer (1967-1993) and President (1967-1983) of Home Savings of America (bank).


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

              ANTHONY G. FERNANDES, 49
              Executive Vice President
              Director's term expires 1997

              Director since 1994. Executive Vice President since September 1994, Senior Vice President (July 1990-September 1994) and Vice President and Controller (July 1987-July 1990). Officer of ARCO since 1987.


              JOHN GAVIN, 64
              Director's term expires 1997

              Director since 1989. Chairman of Gamma Services International (international consulting services) since January 1990. President of Univisa Satellite Communications (May 1987-December
              1989). Vice President of ARCO (May 1986-May 1987). United States Ambassador to Mexico (April 1981-May 1986). Director of Dresser Industries and Pinkerton's, Inc.


              HANNA H. GRAY, 64
              Director's term expires 1996

              Director since 1982. President Emeritus and Harry Pratt Judson Distinguished Professor of History of the University of Chicago since July 1993, President and Professor of History (1978-1993). Director of American Information Technologies (Ameritech), Cummins Engine Company, J. P. Morgan & Company and Morgan Guaranty Trust Company of New York.


              PHILIP M. HAWLEY, 69
              Director's term expires 1996

              Director since 1975. Private consultant since his retirement from Carter Hawley Hale Stores, Inc. (department stores) in April 1993. Chairman and Chief Executive Officer (1983-1993) and President (1977-1983). Director of American Telephone & Telegraph Company, BankAmerica Corp. and its subsidiary Bank of America, N.T.&S.A., Johnson & Johnson and Weyerhaeuser Company.


              KENT KRESA, 57
              Director's term expires 1997

              Director since 1993. Chairman, President and Chief Executive Officer of Northrop Grumman Corporation (aerospace) since 1990, President and Chief Operating Officer of Northrop Corporation (1987-1990). Director of Chrysler Corporation.


              DAVID T. MCLAUGHLIN, 63
              Nominee for Director

              Director since 1993. Chairman since 1987, Chief Executive Officer since 1988 and President (1988-1994) of The Aspen Institute (not-for-profit institute), President of Dartmouth College (1981-1987). Director of The Chase Manhattan Corporation and its subsidiary, The Chase Manhattan Bank, N.A., Partnerre Re Holdings Ltd., Standard Fusee Corporation and Westinghouse Electric Corporation.


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

              JOHN B. SLAUGHTER, 61
              Director's term expires 1997

              Director since 1989. President of Occidental College since 1988. Chancellor, University of Maryland (1982-1988). Director of International Business Machines Corporation, Monsanto Company, Avery Dennison Corporation and Northrop Grumman Corporation.


              WILLIAM E. WADE, JR., 52
              Executive Vice President
              Director's term expires 1997

              Director since 1993. Executive Vice President since June 1993 and Senior Vice President (May 1987-May 1993). Officer of ARCO since 1985.


              HICKS B. WALDRON, 71
              Nominee for Director

              Director since 1986. Former Chairman of the Board and Chief Executive Officer of Avon Products, Inc. (cosmetics, jewelry, health care services) (1984-1988), President and Chief Executive Officer (1983-1988), and Director (1980-1988). Director of Ryder System, Inc.


              HENRY WENDT, 61
              Director's term expires 1996

              Director since 1987. Former Chairman of the Board of SmithKline Beecham, PLC and its USA subsidiary SmithKline Beecham Corporation (health care products) (1989-1994), Chairman of the Board and Chief Executive Officer of SmithKline Beckman Corporation (1987-July 1989), President and Chief Executive Officer (1982-1987), and President and Chief Operating Officer (1976-1982). Director of Beckman Instruments, Inc., Allergan, Inc. and Aviall, Inc.


- --------------------------------------------------------------------------------

                                  COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                  ------------------
                                      ANNUAL COMPENSATION               AWARDS
                               ---------------------------------- ------------------
                                                        OTHER     RESTRICTED             ALL
                                                        ANNUAL      STOCK               OTHER
                                 SALARY     BONUS    COMPENSATION   AWARDS   OPTIONS COMPENSATION
    NAME & POSITION       YEAR    ($)        ($)         ($)         ($)       (#)       ($)
    ---------------       ---- ---------- ---------- ------------ ---------- ------- ------------
                                                         (a)         (b)       (c)       (d)
Lodwrick M. Cook          1994 $1,154,572 $1,050,000   $244,716              36,800   $  160,026
Chairman of the Board     1993 $1,147,740 $  560,000   $129,258              36,400   $  131,156
                          1992 $1,102,032 $  700,000   $ 67,575              36,000   $  133,833

Mike R. Bowlin            1994 $  715,731 $  600,000   $122,132              86,800   $   92,089
President                 1993 $  584,000 $  440,000   $ 80,473              54,700   $   69,290
Chief Executive Officer   1992 $  411,621 $  350,000   $212,860   $1,135,625 20,000   $   48,817
Chief Operating Officer

Ronald J. Arnault         1994 $  654,654 $  500,000   $ 38,034              17,600   $  114,704
Executive Vice President  1993 $  650,780 $  320,000   $ 32,228              20,300   $   94,942
Chief Financial Officer   1992 $  624,864 $  400,000   $ 20,231              20,000   $   81,249

Anthony G. Fernandes      1994 $  374,171 $  265,000   $ 34,919              35,700   $   57,738
Executive Vice President  1993 $  346,830 $  139,558   $ 20,928               5,695   $   48,750
                          1992 $  333,018 $  167,750   $ 14,286               6,644   $   46,357

William E. Wade, Jr.      1994 $  525,000 $  400,000   $ 68,945              17,600   $   70,567
Executive Vice President  1993 $  480,164 $  250,000   $257,797              39,500   $   58,781
                          1992 $  406,500 $  204,750   $ 18,998               8,110   $   49,395

James A. Middleton        1994 $  654,654 $  500,000   $ 61,517                 -0-   $2,332,750
Retired Executive Vice    1993 $  650,780 $  320,000   $ 38,039              20,300   $   83,544
President(e)              1992 $  624,864 $  400,000   $ 37,910              20,000   $   72,023

- --------------------------------------------------------------------------------
(a) Includes imputed income in respect of the Long-Term Disability Plan and in respect of interest on relocation loans, tax gross-ups in respect of relocation expense and financial counseling reimbursements and other miscellaneous items, and the amount of incremental interest accrued under the Executive Deferral Plan that exceeds 120% of a specified IRS rate. The relocation expense and financial counseling reimbursements are increased by an amount to cover the state and federal income tax obligations of the recipient associated with the reimbursements, including an additional amount, based on maximum applicable federal and state income tax rates.

(b) In connection with his election as an Executive Vice President, Mr. Bowlin was awarded 10,000 shares of restricted stock on June 22, 1992, which vest on June 22, 1997. The dollar amount shown equals the number of shares of restricted stock multiplied by the fair market value of the Common Stock ("FMV") of $113.5625 per share on the date of grant. As of December 31, 1994, Mr. Bowlin held 10,000 shares of restricted stock, valued at $1,017,500, based on a closing price of $101.75 for Common Stock on such date. Neither of these valuations gives effect to the diminution of value attributable to the restrictions on such stock. Dividends are paid on the restricted stock reported in this column at the same rate as on unrestricted shares.

                                         (Footnotes continued on following page)

(c) The Company's 1985 Executive Long-Term Incentive Plan (the "LTIP") provides for the award of stock options and a cash payment in respect of dividend share credits as described in this footnote. Includes option grants under the LTIP made in February 1995, 1994 and 1993, respectively, based on the Company's performance for 1994, 1993 and 1992, respectively. Includes additional option grants made in July 1994 and June 1993 to Mr. Bowlin upon the occasion of his election to the offices of Chief Executive Officer and President, respectively. Also includes additional option grants to Messrs. Wade and Fernandes upon their elections to the offices of Executive Vice President in 1993 and 1994, respectively. Dividend share credits are allocated to an optionee's account whenever dividends are declared on shares of Common Stock. The number of dividend share credits to be allocated on each record date to an optionee's account is computed by multiplying the dividend rate per share of Common Stock by the sum of
    (i) the number of shares subject to outstanding options and (ii) the number of dividend share credits then credited to the optionee's account and dividing the resulting figure by the FMV on such dividend record date. Subject to certain exceptions, when stock options are exercised, surrendered or cancelled, the optionee may receive a cash payment equal to the value of the dividend share credits (FMV of a share of Common Stock on the exercise date multiplied by the number of dividend share credits) allocated to such options. In no event do dividend share credits have any ascertainable market value until the date on which the options in respect of which such credits have been allocated are exercised. Dividend share credits are cancelled upon an optionee's termination of employment under certain specified circumstances.

(d) Includes contributions to the Executive Supplementary Savings Plan, incremental executive medical plan premiums, financial counseling reimbursements and certain amounts in respect of the Executive Life Insurance Plan, as follows:

                                        MR.     MR.     MR.      MR.      MR.      MR.
                                 YEAR  COOK   BOWLIN  ARNAULT FERNANDES  WADE   MIDDLETON
                                 ---- ------- ------- ------- --------- ------- ---------
   Executive Supplementary       1994 $92,366 $57,258 $52,372  $29,934  $42,000  $52,372
    Savings Plan                 1993 $91,819 $46,671 $52,062  $27,746  $38,383  $52,062
                                 1992 $88,163 $32,930 $49,989  $26,641  $32,520  $49,989

   Incremental Executive         1994 $ 8,554 $ 8,554 $ 8,554  $ 8,554  $ 8,554  $ 8,554
    Medical Plan premiums        1993 $ 6,780 $ 6,780 $ 6,780  $ 6,780  $ 6,780  $ 6,780
                                 1992 $ 6,355 $ 6,355 $ 6,355  $ 6,355  $ 6,355  $ 6,355

   Financial Counseling          1994 $14,375 $11,901 $   --   $ 5,700  $ 7,300  $ 8,250
    reimbursements               1993 $16,854 $10,441 $12,250  $ 8,816  $ 8,700  $11,891
                                 1992 $25,180 $ 7,175 $ 6,900  $ 9,956  $ 7,310  $ 8,770

   Executive Life Insurance      1994 $44,731 $14,376 $53,778  $13,550  $12,713  $33,850
    Plan                         1993 $15,703 $ 5,398 $23,850  $ 5,408  $ 4,918  $12,811
                                 1992 $14,135 $ 2,357 $18,005  $ 3,405  $ 3,210  $ 6,909

    In addition to the dollar amounts shown in the column, dividend share credits accrued to the accounts of the named executives during 1994, 1993 and 1992, respectively, are as follows: Mr. Cook: 10,505; 7,310; 5,442; Mr.
    Bowlin: 7,997; 3,923; 2,333; Mr. Arnault: 6,115; 5,044; 3,994; Mr.
    Fernandes: 2,930; 2,027; 1,651; Mr. Wade: 5,358; 3,386; 2,563; and Mr.
    Middleton: 6,611; 4,720; 3,672.

(e) Mr. Middleton served as Executive Vice President and Director of ARCO through September 26, 1994 and retired as an employee on January 1, 1995. In connection with his retirement, Mr. Middleton's retirement benefit will be enhanced pursuant to the Supplementary Executive Retirement Plan (the "SERP"), thereby increasing the lump-sum value of his retirement benefit by $1,700,965. Mr. Middleton also received a payment of $528,759 comprised of a special payment for 36 weeks pay under a severance plan and six weeks vacation pay based on normal company policy for retiring executives. In addition, pursuant to the SERP, Mr. Middleton became entitled to regular benefits thereunder, which are payable, at the election of Mr. Middleton, in the form of various annuities or a lump sum. Examples of the regular benefit are shown in the table captioned "Estimated Retirement Benefits" on page 15.

                             OPTION GRANTS FOR 1994



                                     INDIVIDUAL GRANTS(a)                  POTENTIAL REALIZABLE VALUE AT
                      ---------------------------------------------------             ASSUMED
                                 % OF TOTAL                                 ANNUAL RATES OF STOCK PRICE
                      OPTIONS OPTIONS GRANTED EXERCISE                    APPRECIATION FOR OPTION TERM(b)
                      GRANTED  TO EMPLOYEES    PRICE       EXPIRATION     -------------------------------
        NAME            (#)      FOR 1994      ($/SH)         DATE                5%              10%
        ----          ------- --------------- -------- ------------------ --------------- ---------------
Lodwrick M. Cook      36,800       7.6%       $109.000  February 27, 2005      $2,522,640      $6,392,896
Mike R. Bowlin        36,800       7.6%       $109.000  February 27, 2005      $2,522,640      $6,392,896
                      50,000         (c)      $101.125      June 27, 2004      $3,179,750      $8,058,250
Ronald J. Arnault     17,600       3.6%       $109.000  February 27, 2005      $1,206,480      $3,057,472
Anthony G. Fernandes  17,600       3.6%       $109.000  February 27, 2005      $1,206,480      $3,057,472
                      18,100        (c)       $101.125 September 27, 2004      $1,151,070      $2,917,087
William E. Wade, Jr.  17,600       3.6%       $109.000  February 27, 2005      $1,206,480      $3,057,472
Stock Price
  2/27/95 Grant(d)                                                                $177.55         $282.72
  6/27/94 Grant(e)                                                                $164.72         $262.29
  9/27/94 Grant(e)                                                                $164.72         $262.29
All Stockholders(d)                                                       $11,020,000,000 $27,926,000,000
              (e)                                                         $10,223,000,000 $25,908,000,000

- -------
(a) The ten-year options were granted on February 27, 1995 pursuant to the LTIP at an exercise price equal to the FMV on date of grant. These option grants were awarded based on Company and individual performance in 1994. Each option will become exercisable as to 50% of the total shares granted on February 27, 1996; the remaining 50% will become exercisable on February 27, 1997. Additionally, ten-year options were granted on June 27, 1994 to Mr. Bowlin and on September 27, 1994 to Mr. Fernandes at an exercise price equal to the FMV on date of grant. Options become exercisable as to 50% of the total shares granted on June 27, 1995 and September 27, 1995, respectively; the remaining 50% will become exercisable on June 27, 1996 and September 27, 1996, respectively. Options and the dividend share credits associated with such options are cancelled upon an optionee's termination of employment under certain specified circumstances. The Compensation Committee has the right, in its sole discretion, to accelerate exercisability of options upon a change of control. See footnotes (c) and
    (d) to the Summary Compensation Table.
(b) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the Proxy Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options and are exclusive of the value, if any, that might be realized in the future in respect of dividend share credits.
(c) These option grants on June 27, 1994 to Mr. Bowlin and on September 27, 1994 to Mr. Fernandes were special grants made upon their election to the offices of Chief Executive Officer and Executive Vice President, respectively. Mr. Bowlin's special option grant represents 8.7%, and Mr. Fernandes' special option grant represents 3.2%, of the total options granted during 1994.
(d) Based on total number of common shares outstanding on December 31, 1994 of 160,753,966 and purchase price of $109.00.
(e) Based on total number of common shares outstanding on December 31, 1994 of 160,753,966 and purchase price of $101.125.

         AGGREGATED OPTION EXERCISES IN 1994 AND YEAR-END OPTION VALUES
                           (AS OF DECEMBER 31, 1994)

                                                                          VALUE OF IN-THE-MONEY
                                                NUMBER OF UNEXERCISED    UNEXERCISED OPTIONS AT
                                               OPTIONS AT YEAR-END(a)        YEAR-END(b)(c)
                                              ------------------------- -------------------------
                        SHARES
                       ACQUIRED    VALUE
                      ON EXERCISE REALIZED    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
        NAME              (#)       ($)           (#)          (#)          ($)          ($)
        ----          ----------- --------    ----------- ------------- ----------- -------------
Lodwrick M. Cook           0          0         132,100       54,400        $0         $27,300
Mike R. Bowlin             0          0          69,322      100,300     $325,429      $50,675
Ronald J. Arnault       11,523    $344,460(d)    66,775       30,300     $120,750      $15,225
Anthony G. Fernandes       0          0          35,706       27,117     $240,547      $15,584
William E. Wade, Jr.       0          0          60,535       33,955     $320,389      $15,225
James A. Middleton         0          0          84,700       30,300     $241,500      $15,225

- --------
(a) Each option carries with it the right to potential dividend share credits, as described in footnotes (c) and (d) to the Summary Compensation Table.
(b) Closing price of ARCO Common Stock on December 31, 1994 was $101.75.
(c) For illustrative purposes only, Registrant has calculated the hypothetical aggregate values of both in-the-money options and out-of-the-money options, including dividend share credits. These calculations assume these options were exercised on December 31, 1994.

                         YEAR-END OPTION VALUES, INCLUDING
                           DIVIDEND SHARE CREDIT VALUES
                     -----------------------------------------
                     EXERCISABLE OPTIONS UNEXERCISABLE OPTIONS
                     ------------------- ---------------------
      Mr. Cook           $1,060,586            $176,219
      Mr. Bowlin         $1,242,294            $291,564
      Mr. Arnault        $  837,242            $ 98,276
      Mr. Fernandes      $  873,655            $ 63,232
      Mr. Wade           $1,230,952            $ 98,276
      Mr. Middleton      $1,262,487            $ 98,276

(d) Mr. Arnault also received a payment of $506,648 in respect of the value of the dividend share credits allocable to the options exercised.

PERFORMANCE GRAPH*

The graph below compares the cumulative total stockholder return of the Company with the cumulative total return on the S&P 500 Stock Index and a group of eight other peer companies.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN**
                ARCO Common, S&P Composite-500 and Peer Group***


                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                           Oil
(Fiscal Year Covered)        ARCO            Peer Group    S&P 500
- --------------------         ----------      ----------    -------
Measurement Pt-12/31/89      $100            $100          $100
FYE 12/31/90                 $115.5          $103.4        $ 96.9
FYE 12/31/91                 $104.6          $115.4        $126.4
FYE 12/31/92                 $118.1          $119.9        $136.0
FYE 12/31/93                 $113.7          $138.7        $149.7
FYE 12/31/94                 $115.9          $147.1        $151.6

- --------
  * Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Report on Form 10-K.
 ** Assumes the value of the investment in ARCO Common Stock and each index was
    $100 on December 31, 1989 and that all dividends were reinvested.
*** Peer group includes Amoco, Occidental, Phillips, Unocal, Chevron, Exxon,
    Mobil and Texaco, weighted for market capitalization as of the beginning of each year of the five-year period.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION*

The Compensation Committee of ARCO's Board of Directors ("the Committee") administers ARCO's executive compensation program. At the meeting held on February 27, 1995, the Committee was composed of the nine non-employee directors listed below, none of whom have ever served as an employee or officer of the Company.

Compensation Philosophy

ARCO's executive compensation program is designed to facilitate the long-term success and growth of the Company through the attraction, motivation and retention of outstanding executives. As part of this goal, ARCO seeks to align its compensation programs for senior management with the Company's performance.

The Committee has conducted a full review of ARCO's executive compensation program. The Committee considers various qualitative and quantitative indicators of Company and individual performance in determining the level of compensation for ARCO's Chief Executive Officer ("CEO") and its other executive officers. The review has included an evaluation of ARCO's performance both on a short and long-term basis. The Committee's review included an analysis of quantitative measures, such as total stockholder return, return on stockholders' equity ("ROSE") and percent change in operating and net income. The Committee also considered qualitative measures such as leadership, experience, strategic direction, community representation and social responsibility. The Committee has been sensitive to management's maintaining a balance between actions to foster long-term value creation, as well as short-term performance.

The Committee also evaluates total executive compensation in light of the compensation practices and financial performance of an oil industry peer group ("Peer Group"). The Peer Group, composed of a group of eight integrated major oil companies that the Committee believes are comparable to the Company, is the same peer group used in the Performance Graph on page 11 of the Proxy Statement. Depending on the Company's performance relative to the Peer Group and individual performance, the Committee determines appropriate base salary, annual incentive award and long-term incentive award levels for the Company's executives. The Committee does not apply any specific quantitative formulae in arriving at its compensation decisions on base pay and long-term incentive awards. The Committee does apply specific quantitative formulae, as described below, in arriving at its annual incentive award decisions.

Components of Executive Compensation

Base salaries are targeted slightly above the median of the Peer Group and are set at levels considered appropriate in light of the scope of responsibilities of each executive officer's position. Base salaries are reviewed each year and generally adjusted relative to individual performance and competitive salaries within the Peer Group.

The CEO and the other executive officers receive incentive compensation awards under the Company's Annual Incentive Plan ("AIP"). AIP awards are determined by a formula that uses ARCO's three-year simple average ROSE as the performance criteria. The Company considers ROSE an important performance criteria and, by linking AIP awards to it, the Company believes a clear incentive has been provided to executives to improve the Company's ROSE performance.

ROSE is calculated using adjusted net income which is defined as after-tax operating income as adjusted to exclude non-routine or "special" items. A three-year simple average ROSE recognizes the long-term investment structure of the oil industry and also mitigates the effects of sharp swings in year-to-year results.

- --------
*Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Report on Form 10-K.

Target AIP award levels are set for each participant, expressed as a percentage of base salary, at approximately the 50th percentile of the Peer Group's bonus awards. ARCO's three-year ROSE is compared to the simple average of the three-year ROSE of the Peer Group ("Peer Group ROSE"). The Peer Group's ROSE calculations are also determined using adjusted net income. To the extent ARCO's ROSE exceeds the Peer Group ROSE, the percentage of the target award level earned is adjusted proportionately upward; to the extent ARCO's ROSE is less than the Peer Group ROSE, the target award level earned is reduced proportionately; in the event ARCO's ROSE were less than 75% of the Peer Group ROSE, no awards would be paid out. For example, if ARCO's ROSE were 12% and the Peer Group ROSE were 10%, then 120% of the target award levels would be paid out; on the other hand, if ARCO's ROSE were 8% and the Peer Group ROSE were 10%, then 80% of the target levels would be paid out. If ARCO's ROSE were 7.4% and the PEER Group ROSE were 10%, then no bonus payments would be made.

The AIP also limits the funding pool available for award payments to 2% of the Company's adjusted net income. Accordingly, maximum total award payments are adjusted based on the size of the funding pool available. The AIP also prescribes individual award limits wherein recipients cannot receive more than two times their target award level.

After the maximum award payments have been calculated according to the above methodology, the Compensation Committee reviews the amounts in light of Company and individual performance. The Compensation Committee has no discretion to increase award payments to the named executive officers (the "NEOs") listed in the Summary Compensation Table above the maximum amounts, but does retain discretion to lower award payments to the NEOs. The Compensation Committee generally makes its final decisions on AIP awards in February of each year.

The CEO and the other executive officers also receive incentive compensation awards under the Company's Long-Term Incentive Plan ("LTIP"). The LTIP authorizes the Committee to make awards of stock options with dividend share credits. Dividend share credits are described in footnote (c) to the Summary Compensation Table. The Committee believes stock options with dividend share credits are an effective long-term award instrument because they focus management's attention on total stockholder return through share price appreciation and dividend payments. Annual stock option awards are granted each February based on Company and individual performance. The exercise price is equal to the fair market value of Common Stock on the date of grant. The LTIP also authorizes awards of restricted stock. Although the Committee made one award of restricted stock in 1992, as described in the Summary Compensation Table, it has made no awards of restricted stock since then.

Each year an independent compensation consultant reviews the Company's executive compensation program. The review includes an assessment of the Company's executive compensation recommendations with regard to compensation levels and Company performance relative to the Peer Group. After reviewing the 1995 program, the consultant concluded that ARCO's 1995 executive compensation program was reasonable based on a review of the Company's short and long-term performance. After comparing ARCO's ROSE, return on capital employed ("ROCE") and total stockholder return to those of the Peer Group, the consultant concurred with the conclusions of the Compensation Committee. These conclusions are described in the next paragraph.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Lodwrick M. Cook was the Company's Chairman of the Board and CEO from January 1, 1994 throughJune 30, 1994. On July 1, 1994, Mike R. Bowlin became the Company's CEO and currently serves in this position. Mr. Cook remains as the Company's Chairman of the Board. In evaluating the compensation for Messrs. Cook and Bowlin, the Committee recognized that many of the Company's 1994 goals and objectives were achieved despite the fact that continued weakness in crude oil prices and other product markets dominated total stockholder return and largely offset substantial cost reduction efforts.

Nonetheless, for 1994, ARCO's ROSE was second among the Company's Peer Group and ROCE was above the average of the Peer Group. Over the past five-year period, ARCO had the highest ROSE and ROCE among the Peer Group. Additionally, in 1994, ARCO replaced 106% of its production.

Under the Company's performance-based AIP, ARCO's three-year ROSE was first among the Peer Group. For the period ended December 31, 1994, ARCO's three-year ROSE was 14.1% compared to the Peer Group ROSE of 9.8%. Final AIP awards were calculated using the ROSE percentages and by applying the adjusted net income cap which limits total awards to 2% of adjusted net income. The effect of the net income cap was to reduce awards by approximately 3%.

Based on the Company's performance and compensation philosophy, in February 1995, the Compensation Committee approved the following compensation programs for Messrs. Bowlin and Cook and guidelines for the other NEOs listed in the Summary Compensation Table:

Mr. Bowlin

  -- A 10% salary increase was awarded to Mr. Bowlin, bringing his salary to $850,000.Mr. Bowlin's salary, which reflects his new responsibilities as CEO, is below the median CEO salary of the Peer Group.
  -- Pursuant to the Company's ROSE-based AIP, Mr. Bowlin was awarded a cash bonus of $600,000.
  -- A stock option award targeted at the middle of the Peer Group's long-term incentive awards. Mr. Bowlin was awarded 36,800 stock options.

Mr. Cook

Several additional factors were taken into consideration in arriving at Mr. Cook's compensation. In 1993, Mr. Cook agreed, at the request of the Board of Directors, to stay on for an additional two years past the Company's normal retirement age of 65. Mr. Cook agreed to this arrangement to ensure an orderly transition at the Company's senior management level. For numerous reasons, it was deemed appropriate to accelerate Mr. Bowlin's promotion to CEO by one year to July 1994. Mr. Cook, however, continues as the Company's Chairman of the Board, again to provide his support and experience in facilitating the management transition. In recognition of Mr. Cook's service beyond the Company's normal retirement age and his 38 years of Company service, the last nine years of which have been as CEO, the Compensation Committee approved the following compensation program for Mr. Cook:

  -- A 3% salary increase was awarded to Mr. Cook. Mr. Cook's annual salary increased to $1,189,000.
  -- Pursuant to the Company's ROSE-based AIP, Mr. Cook was awarded a cash bonus of $1,050,000.
  -- A stock option award targeted at the middle of the Peer Group's long-term incentive awards. Mr. Cook was awarded 36,800 stock options.

Other NEOs

The Compensation Committee approved, for executive officers serving in 1995, an average salary increase of 3%, bonus awards pursuant to the formula prescribed by the AIP and LTIP awards targeted at the middle of the Peer Group's long-term incentive awards. Exceptions are made for individual executives who are promoted. Mr. Middleton, who retired on January 1, 1995, received a bonus award pursuant to the formula prescribed by the AIP, but no LTIP award.

DEDUCTIBLE COMPENSATION LIMITATION

Section 162(m) of the Internal Revenue Code limits the deductibility to the Company of cash compensation in excess of $1 million paid to any one of the Company's NEOs during any fiscal year, unless such compensation meets certain requirements. The Company believes its AIP and LTIP comply with the rules under
Section 162(m) for treatment as performance-based remuneration, allowing the Company to deduct compensation paid to executives under these two plans.

    Henry Wendt, Chairman    Hanna H. Gray    David T. McLaughlin
    Frank D. Boren           Philip M. Hawley John B. Slaughter
    Richard H. Deihl         Kent Kresa       Hicks B. Waldron

February 27, 1995

Estimated Retirement Benefits

The following table shows estimated annual pension benefits payable to officers and other key employees upon retirement on January 1, 1995 at age 65 under the provisions of the Atlantic Richfield Retirement Plan II and the Supplementary Executive Retirement Plan currently in effect.

 AVERAGE FINAL EARNINGS
(AVERAGE OF HIGHEST THREE            APPROXIMATE ANNUAL BENEFIT FOR YEARS OF
CONSECUTIVE YEARS OF BASE              MEMBERSHIP SERVICE INDICATED(a)(b)
   SALARY PLUS ANNUAL      -----------------------------------------------------------
 INCENTIVE PLAN AWARDS)    15 YEARS 20 YEARS 25 YEARS  30 YEARS   35 YEARS   40 YEARS
- -------------------------  -------- -------- -------- ---------- ---------- ----------
       $2,250,000          $519,000 $692,000 $864,000 $1,037,000 $1,210,000 $1,373,000
        2,000,000           461,000  615,000  768,000    922,000  1,075,000  1,220,000
        1,750,000           403,000  538,000  672,000    806,000    941,000  1,068,000
        1,500,000           345,000  461,000  576,000    691,000    806,000    915,000
        1,250,000           288,000  384,000  479,000    575,000    671,000    762,000
        1,000,000           230,000  307,000  383,000    460,000    536,000    609,000
          750,000           172,000  230,000  287,000    344,000    402,000    456,000
          500,000           114,000  153,000  191,000    229,000    267,000    303,000
          250,000            57,000   76,000   94,000    113,000    132,000    150,000

- --------
(a) The amounts shown in the above table are necessarily based upon certain assumptions, including retirement of the employee on January 1, 1995 and payment of the benefit under the basic form of allowance provided under the Retirement Plan (payment for the life of the employee only with a guaranteed minimum payment period of 60 months). The amounts will change if the payment is made under any other form of allowance permitted by the Retirement Plan, or if an employee's immediate retirement occurs after January 1, 1995, because the Social Security Integration Level of such employees (one of the factors used in computing the annual retirement benefits) may change during the employee's subsequent years of membership service. The benefits shown are not subject to deduction for Social Security benefits or other offset amounts.
(b) As of December 31, 1994, the credited years of service under the Retirement Plan for the six named executive officers were: Mr. Cook, 37.916; Mr. Bowlin, 26.000; Mr. Arnault, 25.666; Mr. Fernandes, 26.333; Mr. Wade,
    26.583 and Mr. Middleton, 35.166.

COMPENSATION OF DIRECTORS

Directors' Fees

Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board or any Board committee. Directors who are not employees of ARCO, including former officers of ARCO who are directors, receive an annual fee of $40,000 and $1,000 for each Board or committee meeting attended. In addition, the Chairmen of the Audit, Compensation and Environment, Health and Safety Committees each receive $18,000 per year and the Chairman of the Nominating Committee receives $5,000 per year. Directors' fees may be deferred pursuant to the Outside Directors' Deferral Plan described below.

Retirement Plan for Outside Directors

The Atlantic Richfield Company Retirement Plan for Outside Directors (the "Outside Directors' Retirement Plan") is an unfunded, non-qualified retirement plan for directors who are not employees of ARCO. They are eligible to participate after serving three years as a member of the Board of Directors. The annual retirement benefit is equal to the director's annual retainer fee immediately preceding the participant's retirement from the Board. The benefit is payable for the period equal to the time the director served on the Board. However, if a director has served for at least 15 years as a member of the Board, the benefit will be paid for the greater of the period described in the preceding sentence or until death. Retired officers of ARCO who are directors participate in the Outside Directors' Retirement Plan commencing three years after their retirement.

Stock Option Plan for Outside Directors

The Atlantic Richfield Company Stock Option Plan for Outside Directors (the "Outside Directors' Plan") provided that in December 1990, when the plan was adopted, ten-year nonqualified stock options to purchase 1,000 shares of Common Stock were granted to each outside director at an exercise price per share equal to the fair market value of Common Stock on the date of grant. Thereafter, each newly elected outside director will be granted ten-year options to purchase 1,000 shares of Common Stock. The number of shares of Common Stock reserved for issuance under the Outside Directors' Plan is 40,000. No options may be granted after December 31, 2000. Dividend share credits are allocated in respect of outstanding options on the same terms on which they are allocated under the LTIP. See "Compensation of Executive Officers--Summary Compensation Table," footnote (c). The Outside Directors' Plan is administered by the Outside Director Stock Option Plan Committee appointed by the Board of Directors. No member of the Board of Directors serves on this committee.

Deferral Plan for Outside Directors

The Atlantic Richfield Company Deferral Plan for Outside Directors (the "Outside Directors' Deferral Plan") was adopted in 1990 to permit outside directors to defer up to 100% of their annual retainer and meeting fees to which they are entitled. In 1994 the outside directors with deferral accounts and the amount of accrued interest exceeding 120% of a specified IRS rate were:
Mr. Gavin: $9,453; Mr. Kresa: $1,496; Mr. McLaughlin: $6,663; Mr. Waldron:
$1,213; and Mr. Wendt: $12,879.

                               BOARD OF DIRECTORS

DIRECTORS' MEETINGS

The Board of Directors met eleven times during 1994. All of ARCO's directors except one attended 75% or more of the aggregate of all meetings of the Board of Directors and committees on which they served during 1994. Mrs. Gray attended 63% of all meetings.

EXECUTIVE COMMITTEE

The Executive Committee has and may exercise all the authority of the Board of Directors in the management of the business of ARCO in the interim between meetings of the Board of Directors. The Committee met one time in 1994.

The Executive Committee presently consists of Mr. Cook, Chairman, and Messrs. Arnault, Bowlin, Deihl, Fernandes, Hawley and Wade.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews and approves compensation plans and such other benefits as it deems advisable, makes recommendations to the Board as to management succession plans and administers the following executive benefit plans of ARCO: the LTIP, the AIP, the Special Incentive Plan, the Supplementary Executive Retirement Plan and the Executive Supplementary Savings Plan. No member of the Committee is an officer or employee of the Company or a former officer of the Company and no member is eligible to participate in any benefit plan of the Company that is administered by the Committee. The Committee met five times during 1994.

The Compensation Committee presently consists of Mr. Wendt, Chairman, Mrs. Gray and Messrs. Boren, Deihl, Hawley, Kresa, McLaughlin, Slaughter and Waldron.

NOMINATING COMMITTEE

The Nominating Committee of the Board of Directors considers and makes recommendations to the Board as to the number of directors to constitute the whole Board, the names of persons whom it concludes should be considered for Board membership, and makes recommendations as to the selection, tenure and retirement of directors. The Committee met two times during 1994. The Committee will consider nominees recommended by stockholders. Such recommendations should be submitted to the Corporate Secretary.

The Nominating Committee presently consists of Mr. Hawley, Chairman, and Messrs. Cook, Gavin and Waldron.

AUDIT COMMITTEE

The objectives of the Audit Committee are to assist the Board of Directors in fulfilling its fiduciary responsibilities relating to the Company's financial reporting standards and practices, to determine the adequacy of and promote the Company's continued emphasis on managerial and financial control systems, to maintain open, continuing and direct communication between the Board of Directors and both the Company's independent public accountants and its internal auditors, and to instigate any special investigations of conflicts of interest and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted. The independent accountants and the internal auditors have full and free access to the Audit Committee and meet with it, with and without management being present, to discuss all appropriate matters. No member of the Committee is an officer or employee of the Company. The Committee met three times in 1994.

The Audit Committee presently consists of Mr. Deihl, Chairman, Mrs. Gray and Messrs. Gavin, Hawley and McLaughlin.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

The Environment, Health and Safety Committee of the Board of Directors reviews and assesses the Company's policies, procedures and practices relating to (i) the protection of the environment and the health and safety of employees, customers, contractors and the public, (ii) compliance with applicable laws and regulations and (iii) development of Company environmental, health and safety goals and objectives. The Committee also makes recommendations to the Board as to such policies, procedures and practices. No member of the Committee is an officer or director of the Company. The Committee met three times in 1994.

The Environment, Health and Safety Committee presently consists of Mr. Boren, Chairman, and Messrs. Kresa, Slaughter, Waldron and Wendt.

          PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

                              Item 2 on Proxy Card

The Board of Directors has appointed Coopers & Lybrand L.L.P., Certified Public Accountants, to audit the financial statements of ARCO and its consolidated subsidiaries for the year 1995. Coopers & Lybrand L.L.P. has acted in this capacity for many years. Since June 1987 Coopers & Lybrand L.L.P. has also acted as the independent auditor for ARCO Chemical. In addition, since July 1988 Coopers & Lybrand L.L.P. has acted as the independent auditor for Lyondell and since October 1993 for Vastar. From time to time Coopers & Lybrand L.L.P. also performs consulting work for ARCO and its subsidiaries. The firm has no other relationship with ARCO or any of its subsidiaries except the existing professional relationships of Certified Public Accountants.

Representatives of Coopers & Lybrand L.L.P. will be present at the meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

The proposal will be approved if it receives the affirmative vote of a majority of votes of the shares represented at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                             STOCKHOLDERS' PROPOSAL

                              Item 3 on Proxy Card

The following stockholders' proposal has been submitted for a vote of the stockholders at the Annual Meeting. The proposal and proponents' statements in support thereof are set forth on the following pages along with the Company's reasons for recommending a vote AGAINST the proposal. To be adopted, the proposal must be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting.

                         PUBLIC ENVIRONMENTAL REPORTING

Management has been advised that the American Baptist Home Mission Society, Valley Forge, Pennsylvania, the owner of 6,300 shares of Common Stock, and six co-filers consisting of five religious organizations holding 20,559 shares of Common Stock, and a mutual fund holding 3,200 shares intend to submit the following proposal at the meeting:

WHEREAS WE BELIEVE: The responsible implementation of sound, credible environmental policy increases long-term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

Adherence to public standards for environmental performance gives a company greater public credibility than following standards created by industry alone. For maximum credibility and usefulness, such standards should reflect what investors and other stockholders want to know about the environmental records of their companies;

Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. These help investors and the public to understand environmental progress and problems;

Uniform standards for environmental reports permit comparisons of performance over time. It also allows companies to attract new capital from investors seeking investments which are environmentally responsible and responsive and which minimize risk of environmental liability.

AND WHEREAS: The Coalition for Environmentally Responsible Economies (CERES) -- which comprises large institutional investors (including shareholders of this Company) with $160 billion in stockholdings, public interest representatives, and environmental experts -- consulted with corporations and produced comprehensive public standards for both environmental performance and reporting. Over 80 companies, including Sun [Oil], General Motors, H.B. Fuller, Polaroid, and Arizona Public Service Company have endorsed the CERES Principles to demonstrate their commitment to public environmental accountability. Fortune-500 endorsers speak enthusiastically about the benefits that flow from working with CERES: increasing public credibility; adding "value" to the company's environmental initiatives; and advancing the company's own environmental plans and agenda.

In endorsing the CERES Principles, a company commits to work toward:

1. Protection of the biosphere
2. Sustainable use of natural resources
3. Waste reduction and disposal
4. Energy conservation
5. Risk reduction
6. Safe products and services
7. Environmental restoration
8. Informing the public
9. Management commitment
10. Audits and reports

[Full text of the CERES Principles and the accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: 617/451-0927].

RESOLVED: Shareholders request the Company to prepare a report (at reasonable cost and omitting proprietary information) describing company programs, progress and future plans relative to the environment and the CERES Principles, and using the standard CERES Report Form as a guide.

                       STATEMENT OF PROPOSING STOCKHOLDER

Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaborating with this corporate-environmental-investor-community coalition to develop: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public reporting of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing.

Without such public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards upheld by management and stakeholders alike. Shareholders are asked to vote FOR this resolution to encourage our Company to demonstrate environmental leadership and accountability.

                RECOMMENDATION OF DIRECTORS AGAINST THE PROPOSAL

THE BOARD OF DIRECTORS ASKS THAT YOU VOTE NO ON THIS PROPOSAL. The proposal is substantially similar to proposals included in the Company's 1990, 1991, 1992, 1993 and 1994 proxy statements which have been overwhelmingly rejected each year.

The proponents are asking stockholders to approve a request that the Company prepare a report using the standard CERES Report Form as a guide. The Company believes that the CERES reporting format is unduly complex and lengthy and occasionally ambiguous. The Company also believes the reporting requirements proposed by CERES are totally inappropriate and unduly burdensome because of the extensive data requested. To ARCO's knowledge, only a small number of publicly owned companies have entered into agreements with CERES. ARCO currently communicates with the public and its stockholders concerning its environmental performance. ARCO does not believe there is any justification for requiring use of the CERES Report Form to report on environmental performance.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                                 OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

                               VOTING PROCEDURES

The vote required for the election of directors is the affirmative vote of the plurality of votes of the shares represented at the meeting. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of the nominees. Votes withheld from election of directors are counted as votes "against" election of directors. The vote required for the approval of the stockholders' proposal is the affirmative vote of a majority of votes of the shares represented at the meeting. If no vote is marked with respect to any matter, the shares will be voted in accordance with the Board of Directors' recommendations. Broker non-votes, if any, will not be counted as shares present at the meeting in respect of each matter voted upon. The percent of votes cast as to each matter is calculated by dividing the number of each of the votes "for," "against," and "abstaining" by the total number of shares represented at the meeting. All shares of Common Stock and Preference Stocks vote together as one class.

Certain of ARCO's employee benefit plans, including the CAP Plan II and the Savings Plan II, in which officers have account balances, permit plan participants to direct the plan trustees how to vote the Common Stock allocated to their accounts. The trustee for each such plan will vote all shares of Common Stock for which no participant directions are received in the same proportion as all those shares of Common Stock for which directions are received. As to shares formerly held in the ARCO PAYSOP and currently held under one of the capital accumulation plans of ARCO, of ARCO Chemical, of Vastar or of Lyondell, the trustee will not vote those shares of Common Stock for which participant voting instructions are not received unless instructed as to how to vote such shares by the Company, ARCO Chemical, Vastar or Lyondell, as the case may be.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, during the fiscal year ended December 31, 1994, the Company's officers and directors complied with all applicable Section 16(a) filing requirements. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers and directors and their written representations that such reports accurately reflect all reportable transactions and holdings.

                               PROXY SOLICITATION

The expense of soliciting proxies will be paid by ARCO. The Company has retained Hill and Knowlton, Inc. to solicit proxies at an estimated fee of $20,000, plus expenses. Some of the officers and other employees of ARCO also may solicit proxies personally, by telephone and by mail, if deemed appropriate.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

Stockholder proposals intended to be presented at the 1996 Annual Meeting must be received by November 13, 1995. Such proposals should be addressed to the Corporate Secretary.

                        ADDITIONAL INFORMATION AVAILABLE

THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT (WITHOUT EXHIBITS), WITHOUT CHARGE, BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, 515 SOUTH FLOWER STREET, LOS ANGELES, CA 90071 (TELEPHONE (213) 486-3710).

By order of the Board of Directors

/s/ Bruce G. Whitmore

Bruce G. Whitmore
Senior Vice President,
General Counsel and
Corporate Secretary

Los Angeles, California
March 13, 1995

[ARCO OF LOGO]
                                       [RECYCLE LOGO] Printed on Recycled paper.

                     GRAPHIC MATERIAL CROSS-REFERENCE PAGE

Photos of the Directors and Nominees for Directors appearing to the left of each respective name and description of offices held are shown on pages 4 through 6.

                 (INITIAL MAILING OF PROXY STATEMENT AND PROXY
                         CARD TO RECORD STOCKHOLDERS)
- --------------------------------------------------------------------------------
                                                                            0184

         PLEASE MARK YOUR
[X]      VOTES AS IN THIS
         EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

- -------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
- -------------------------------------------------------------------------------
                 FOR  WITHHELD                          FOR  AGAINST  ABSTAIN
1. Election of   [_]    [_]      2. Approval of         [_]    [_]      [_]
   Directors.                       appointment of
                                    Coopers & Lybrand
                                    as independent
                                    auditors.

For, except vote withheld from the following nominee(s):

- ------------------------------------------------------------

- ------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
- ------------------------------------------------------------
                                    FOR    AGAINST   ABSTAIN
3. Stockholders' proposal           [_]      [_]       [_]
   requesting public
   environmental reporting.
- ------------------------------------------------------------

Comments or change of address on reverse side.           [_]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  --------------------------

                                                        1995
                                  --------------------------
                                  SIGNATURE(S)          DATE
- -------------------------------------------------------------------------------
              Please carefully detach here and return this proxy
                        in the enclosed reply envelope.


[LOGO OF ARCO]                                          THIS IS YOUR PROXY.
                                                      YOUR VOTE IS IMPORTANT.

DEAR STOCKHOLDER:

The annual meeting of stockholders of Atlantic Richfield Company will be held on May 1, 1995. We urge you to promptly sign, date and return the proxy card in the envelope provided.

- --------------------------------------------------------------------------------
[LOGO OF ARCO]             ATLANTIC RICHFIELD COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 1, 1995
The undersigned hereby constitutes and appoints Anthony G. Fernandes, William
E. Wade, Jr. and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the under-signed at the Annual Meeting of Stockholders of ATLANTIC RICHFIELD COMPANY to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California on Monday, May 1, 1995, and at any adjournments thereof, on all mat-ters coming before said meeting, including (1) the election of five directors,
(2) the approval of the appointment of Coopers & Lybrand as independent audi-tors for the year 1995 and (3) the consideration of the stockholders' proposal.

Nominees for election as director:
      Ronald J. Arnault
      Mike R. Bowlin                           COMMENTS OR CHANGE OF ADDRESS
      Richard H. Deihl                         --------------------------------
      David T. McLaughlin                      --------------------------------
      Hicks B. Waldron                         --------------------------------
                                               (If you have written in the above
                                               space, please mark the corres-
                                               ponding box on the reverse side
                                               of this card.)
P R O X Y

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED UNLESS YOU SIGN AND RETURN IT.

                                                                  SEE REVERSE
                                                                      SIDE
- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

BROKERS $2.80 CUMULATIVE CONVERTIBLE PREFERENCE STOCK (BLUE)

- -------------------------------------------------------------------------------
[LOGO OF ARCO]             ATLANTIC RICHFIELD COMPANY
                 $2.80 CUMULATIVE CONVERTIBLE PREFERENCE STOCK
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 1, 1995
The undersigned hereby constitutes and appoints Anthony G. Fernandes, William
E. Wade, Jr. and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the under-signed at the Annual Meeting of Stockholders of ATLANTIC RICHFIELD COMPANY to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California on Monday, May 1, 1995, and at any adjournments thereof, on all mat-ters coming before said meeting, including (1) the election of five directors,
(2) the approval of the appointment of Coopers & Lybrand as independent audi-tors for the year 1995 and (3) the consideration of the stockholders' proposal.

Nominees for election as director:
      Ronald J. Arnault                        COMMENTS OR CHANGE OF ADDRESS
      Mike R. Bowlin                           --------------------------------
      Richard H. Deihl                         --------------------------------
      David T. McLaughlin                      --------------------------------
      Hicks B. Waldron                         --------------------------------
                                               (If you have written in the
                                               above space, please mark the
                                               corresponding box on the
                                               reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED UNLESS YOU SIGN AND RETURN IT.
                                                                     SEE REVERSE
                                                                        SIDE
- --------------------------------------------------------------------------------

P R O X Y


- --------------------------------------------------------------------------------
         PLEASE MARK YOUR
[X]      VOTES AS IN THIS
         EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

- -------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
- -------------------------------------------------------------------------------
                 FOR  WITHHELD                          FOR  AGAINST  ABSTAIN
1. Election of   [_]    [_]      2. Approval of         [_]    [_]      [_]
   Directors.                       appointment of
                                    Coopers & Lybrand
                                    as independent
                                    auditors.

For, except vote withheld from the following nominee(s):

- ------------------------------------------------------------

- ------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
- ------------------------------------------------------------
                                    FOR    AGAINST   ABSTAIN
3. Stockholders' proposal           [_]      [_]       [_]
   requesting public
   environmental reporting.
- ------------------------------------------------------------

Comments or change of address on reverse side.           [_]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  --------------------------

                                                        1995
                                  --------------------------
                                  SIGNATURE(S)          DATE

BROKER'S COMMON STOCK (GRAY)

- -------------------------------------------------------------------------------
[LOGO OF ARCO]      ATLANTIC RICHFIELD COMPANY--COMMON STOCK
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 1, 1995
The undersigned hereby constitutes and appoints Anthony G. Fernandes, William
E. Wade, Jr. and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the under-signed at the Annual Meeting of Stockholders of ATLANTIC RICHFIELD COMPANY to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California on Monday, May 1, 1995, and at any adjournments thereof, on all mat-ters coming before said meeting, including (1) the election of five directors,
(2) the approval of the appointment of Coopers & Lybrand as independent audi-tors for the year 1995 and (3) the consideration of the stockholders' proposal.

Nominees for election as director:
      Ronald J. Arnault                        COMMENTS OR CHANGE OF ADDRESS
      Mike R. Bowlin                           --------------------------------
      Richard H. Deihl                         --------------------------------
      David T. McLaughlin                      --------------------------------
      Hicks B. Waldron                         --------------------------------
                                               (If you have written in the
                                               above space, please mark the
                                               corresponding box on the
                                               reverse side of this card.)
P R O X Y

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED UNLESS YOU SIGN AND RETURN IT.
                                                                     SEE REVERSE
                                                                        SIDE
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
         PLEASE MARK YOUR
[X]      VOTES AS IN THIS
         EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

- -------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
- -------------------------------------------------------------------------------
                 FOR  WITHHELD                          FOR  AGAINST  ABSTAIN
1. Election of   [_]    [_]      2. Approval of         [_]    [_]      [_]
   Directors.                       appointment of
                                    Coopers & Lybrand
                                    as independent
                                    auditors.

For, except vote withheld from the following nominee(s):

- ------------------------------------------------------------

- ------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
- ------------------------------------------------------------
                                    FOR    AGAINST   ABSTAIN
3. Stockholders' proposal           [_]      [_]       [_]
   requesting public
   environmental reporting.
- ------------------------------------------------------------

Comments or change of address on reverse side.           [_]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  --------------------------

                                                        1995
                                  --------------------------
                                  SIGNATURE(S)          DATE

BROKERS $3.00 CUMULATIVE CONVERTIBLE PREFERENCE STOCK (GREEN)

- -------------------------------------------------------------------------------
[LOGO OF ARCO]             ATLANTIC RICHFIELD COMPANY
                 $3.00 CUMULATIVE CONVERTIBLE PREFERENCE STOCK
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 1, 1995
The undersigned hereby constitutes and appoints Anthony G. Fernandes, William
E. Wade, Jr. and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the under-signed at the Annual Meeting of Stockholders of ATLANTIC RICHFIELD COMPANY to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California on Monday, May 1, 1995, and at any adjournments thereof, on all mat-ters coming before said meeting, including (1) the election of five directors,
(2) the approval of the appointment of Coopers & Lybrand as independent audi-tors for the year 1995 and (3) the consideration of the stockholders' proposal.

Nominees for election as director:
      Ronald J. Arnault                        COMMENTS OR CHANGE OF ADDRESS
      Mike R. Bowlin                           --------------------------------
      Richard H. Deihl                         --------------------------------
      David T. McLaughlin                      --------------------------------
      Hicks B. Waldron                         --------------------------------
                                               (If you have written in the
                                               above space, please mark the
                                               corresponding box on the
                                               reverse side of this card.)
P R O X Y

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED UNLESS YOU SIGN AND RETURN IT.
                                                                     SEE REVERSE
                                                                        SIDE
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
         PLEASE MARK YOUR
[X]      VOTES AS IN THIS
         EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

- -------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
- -------------------------------------------------------------------------------
                 FOR  WITHHELD                          FOR  AGAINST  ABSTAIN
1. Election of   [_]    [_]      2. Approval of         [_]    [_]      [_]
   Directors.                       appointment of
                                    Coopers & Lybrand
                                    as independent
                                    auditors.

For, except vote withheld from the following nominee(s):

- ------------------------------------------------------------

- ------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
- ------------------------------------------------------------
                                    FOR    AGAINST   ABSTAIN
3. Stockholders' proposal           [_]      [_]       [_]
   requesting public
   environmental reporting.
- ------------------------------------------------------------

Comments or change of address on reverse side.           [_]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  --------------------------

                                                        1995
                                  --------------------------
                                  SIGNATURE(S)          DATE

                             (EMPLOYEE PROXY CARD)
- --------------------------------------------------------------------------------
                                                                            6015

         PLEASE MARK YOUR
[X]      VOTES AS IN THIS
         EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

- -------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
- -------------------------------------------------------------------------------
                 FOR  WITHHELD                          FOR  AGAINST  ABSTAIN
1. Election of   [_]    [_]      2. Approval of         [_]    [_]      [_]
   Directors.                       appointment of
                                    Coopers & Lybrand
                                    as independent
                                    auditors.

For, except vote withheld from the following nominee(s):

- ------------------------------------------------------------

- ------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
- ------------------------------------------------------------
                                    FOR    AGAINST   ABSTAIN
3. Stockholders' proposal           [_]      [_]       [_]
   requesting public
   environmental reporting.
- ------------------------------------------------------------

Comments or change of address on reverse side.           [_]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  --------------------------

                                                        1995
                                  --------------------------
                                  SIGNATURE(S)          DATE
- -------------------------------------------------------------------------------
              Please carefully detach here and return this proxy
                        in the enclosed reply envelope.


[LOGO OF ARCO]                                          THIS IS YOUR PROXY.
                                                      YOUR VOTE IS IMPORTANT.

DEAR STOCKHOLDER:

The annual meeting of stockholders of Atlantic Richfield Company will be held on May 1, 1995. We urge you to promptly sign, date and return the proxy card in the envelope provided.

- --------------------------------------------------------------------------------
[LOGO OF ARCO]             ATLANTIC RICHFIELD COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 1, 1995
The undersigned hereby constitutes and appoints Anthony G. Fernandes, William
E. Wade, Jr. and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the under-signed at the Annual Meeting of Stockholders of ATLANTIC RICHFIELD COMPANY to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California on Monday, May 1, 1995, and at any adjournments thereof, on all mat-ters coming before said meeting, including (1) the election of five directors,
(2) the approval of the appointment of Coopers & Lybrand as independent audi-tors for the year 1995 and (3) the consideration of the stockholders' proposal.

Nominees for election as director:
      Ronald J. Arnault
      Mike R. Bowlin                           COMMENTS OR CHANGE OF ADDRESS
      Richard H. Deihl                         --------------------------------
      David T. McLaughlin                      --------------------------------
      Hicks B. Waldron                         --------------------------------
                                               (If you have written in the above
                                               space, please mark the corres-
                                               ponding box on the reverse side
                                               of this card.)
P R O X Y

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED UNLESS YOU SIGN AND RETURN IT.

                                                                  SEE REVERSE
                                                                      SIDE
- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE